Exhibit 10.3

                                     FORM OF
                              SEACOR HOLDINGS INC.
                        RESTRICTED STOCK GRANT AGREEMENT
                            2007 SHARE INCENTIVE PLAN


RESTRICTED STOCK GRANT AGREEMENT (the "Agreement"), dated this day _________ between SEACOR HOLDINGS INC., a Delaware corporation (the "Company"), and _________, residing at _________ (the "Grantee").

                             W I T N E S S E T H :

WHEREAS, Grantee is an officer or key employee of the Company or one or more subsidiaries or affiliates of the Company; and

WHEREAS, the Company desires to issue and grant to the Grantee, and the Grantee desires to accept, shares of the Company's common stock, $0.01 par value ("Common Shares"), upon the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Restricted Stock. In recognition of the Grantee's commitment to the continued growth and financial success of the Company, the Company hereby grants to the Grantee _________ (restricted) Common Shares (the "Restricted Stock"). Except as otherwise provided herein including, without limitation, the provisions of Paragraph 5 hereof, the Grantee shall have with respect to the Restricted Stock all of the rights of a holder of Common Shares, including the rights to receive dividends, if paid, and the right to vote the Common Shares. Simultaneously with the execution and delivery of this Agreement by the parties hereto, the Company shall deliver to the Grantee a stock certificate (or certificates) representing the shares of the Restricted Stock, which certificate(s) shall (a) be registered on the Company's stock transfer books in the name of the Grantee and (b) bear (in addition to any other legends required by applicable law) the following legend (or a legend substantially similar thereto):

         "This certificate and the shares represented hereby are subject to, and shall be transferable only in accordance with, the provisions of a certain Restricted Stock Grant Agreement dated _________ between _________ and SEACOR HOLDINGS Inc."

2. Removal of Restricted Stock Legend. After shares of the Restricted Stock issued to the Grantee hereunder have become vested in accordance with provisions of this Agreement, promptly upon delivery of stock certificates representing such vested shares have been delivered by the Grantee to the Company together with a written request therefor, the Company shall cause the transfer agent for the Common Shares to issue separate certificates representing a) the Common Shares that are free of the restrictions set forth herein and without the legend referred to in Paragraph 1 hereof and b) the remaining unvested Common Shares bearing the legend referred to in Paragraph 1 hereof.

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3. Vesting.

        A. Subject to the terms and conditions set forth herein, including, without limitation, the provisions of Paragraph 5 hereof, beneficial ownership without the restrictions set forth in Paragraph 1 hereof ("Beneficial Ownership") of the restricted stock shall vest in the Grantee as follows and in the respective dates herein set forth (each such date, or "Vesting Date"):

                  DATE                      NUMBER OF SHARES

                  ----                      ----------------
                  ----                      ----------------
                  ----                      ----------------

        Notwithstanding the foregoing, Beneficial Ownership of all of the aforementioned shares of Restricted Stock shall vest immediately, without any action on the part of the Company (or its successor as applicable) or the Grantee if, prior to a Forfeiture hereinafter (as defined) by the Grantee pursuant to Paragraph 5 hereof, any of the following events occur:

                (I)     the death of the Grantee;

                (II)    the Retirement (as hereinafter defined) of the Grantee;

                (III) the termination of the Grantee's employment with the Company and/or its subsidiaries, as applicable, by the Company (or applicable subsidiaries) without Cause (as hereinafter defined); and

                (IV) the occurrence of a Change-in-Control of the Company (as hereinafter defined).

        B. As used in this Agreement, the following terms shall have the following respective meanings:

                "Retirement" shall mean Grantee's formal retirement from employment with the Company under acceptable circumstances as determined by the Committee in its sole discretion (which determination may be conditioned upon, among other things, the Grantee entering into a non-competition agreement with the Company).

                "Cause" shall mean (i) fraud, embezzlement or gross insubordination on the part of the Grantee or breach by the Grantee of his or her obligations under any Company policy or procedure; (ii) conviction of or the entry of a plea of nolo contendere by the Grantee for any felony; (iii) a material breach of, or the willful failure or refusal by the Grantee to perform and discharge, his or her duties, responsibilities or obligations, as an Grantee; or (iv) any act of moral turpitude or willful misconduct by the Grantee which (A) is intended to result in substantial personal enrichment of the Grantee at the expense of the Company or any of its subsidiaries or affiliates or (B) has a


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        material adverse impact on the business or reputation of the Company, or any of its subsidiaries or affiliates.

        "Change-in-Control" of the Company shall be deemed to have occurred upon any of the following events:

                (I) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of
                        Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

                (II) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                (III) The Company's Common Stock shall cease to be publicly traded; or

                (IV) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                (V) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (ii) or (iii) above, and such transaction shall have been consummated.

              Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (v) above that the Board of Directors determines not to be a Change-in-Control of the Company, shall not constitute a Change-in-Control of the Company.

              For purposes of the definition of Change-in-Control, "Continuing Directors" shall mean (x) the directors of the Company in office on the date of this Agreement and (y) any successor to any such director and any additional director who after such date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

4. Non-Transferability of Restricted Stock. Except as expressly provided in Paragraph 3 hereof, prior to the applicable Vesting Dates, no unvested shares of the Restricted Stock (nor any interest therein) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of any unvested shares of the Restricted Stock contrary to the provisions hereof shall be null and void and without effect.

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5. Forfeiture.

        A. Except upon occurrence of the events set forth in Paragraphs 3(a)(i), 3(a)(ii) and 3(a)(iii) hereof, upon termination of the Grantee's employment with the Company and/or its subsidiaries, as applicable, prior to vesting of Beneficial Ownership in all of the shares of Restricted Stock, and notwithstanding the provisions of Paragraph 3(a) hereof, Beneficial Ownership of the remaining unvested shares of the Restricted Stock shall not vest in the Grantee and all such unvested shares of the Restricted Stock shall immediately thereupon be forfeited by the Grantee to the Company (a "Forfeiture") without any consideration therefor.

        B. Upon a Forfeiture, the Grantee shall, within ten (10) business days thereafter, deliver to the Company all stock certificates representing all shares of the forfeited Restricted Stock, together with stock powers duly executed in blank by the Grantee. From and after the occurrence of such Forfeiture, and notwithstanding any provision herein to the contrary including, without limitation, the provisions of Paragraph 1 hereof, the Grantee shall have no rights to or interests in any shares of the forfeited Restricted Stock (other than the obligation to transfer and deliver all stock certificates representing all shares of forfeited Restricted Stock pursuant to this Paragraph 5(b)).

6. Representations and Warranties of Grantee. The Grantee hereby represents and warrants to the Company as follows:

        A. The Grantee has the legal right and capacity to enter into this Agreement and he fully understands the terms and conditions of this Agreement.

        B. The Grantee is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").

        C. The Grantee understands and agrees that none of the shares of the Restricted Stock may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or "blue sky" laws, and then only in accordance with the SEACOR HOLDINGS Insider Trading and Tipping Policy (the "Insider Trading Policy"). The Grantee further understands that the Company has no obligation to cause or to refrain from causing the resale of any of the shares of the Restricted Stock or any other shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit the shares of the Restricted Stock to be sold or otherwise transferred by the Grantee. The Grantee further understands that, without approval in writing pursuant to the Insider Trading Policy, no trade may be executed in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale (which prohibition includes, among other things, establishing any "collar" or other mechanism for the purpose of establishing a price).

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7. Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Grantee, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he may designate in writing to the Company, and if to the Company, at 11200 Richmond Avenue, Suite 400, Houston, Texas 77082, Attention: Corporate Secretary or such other address as the Company may designate in writing to the Grantee.

8. Withholding. All payments or distributions of Restricted Stock or with respect thereto shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements. The Company may require the Grantee to remit to it an amount sufficient to satisfy such tax withholding requirements prior to delivery of any certificates for such Restricted Stock or with respect thereto. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Grantee as the Company shall determine. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Grantee to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with the Restricted Stock or any payments or distributions with respect thereto by electing to have the Company withhold Common Shares having a Fair Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates required by applicable statues or regulations.

9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Amendment and Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

11. Tenure. The Grantee's right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

13. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

14. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect to such subject matter.

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15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

16. 2007 Share Incentive Plan Controls. This agreement is subject to all terms and provisions of the SEACOR HOLDINGS Inc. 2007 Share Incentive Plan (the "Plan"), which are incorporated herein by reference. In the event of any conflict, the terms and provisions of the Plan shall control over the terms and provisions of this Agreement. All capitalized terms herein shall have the meanings given to such terms by the Plan unless otherwise defined herein or unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement on the date and year first above written.

                           SEACOR HOLDINGS INC.

                           ------------------------

                           GRANTEE

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